UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022 (August 31, 2022)

American Metals Recovery and Recycling Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56318	27-2262066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

American Metals Recovery and Recycling Inc.

4301 West Bank Dr. Suite 110B

Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 365-0620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	AMRR	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 2 to Current Report on Form 8-K (this “Amendment No. 2”) is being filed to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2022 by American Metals Recovery and Recycling Inc. (the “Company”), as amended by Amendment No. 1 to Current Report on Form 8-K filed with the SEC on October 11, 2022 by the Company (together, the “Initial Form 8-K”) . As previously reported in the Initial Form 8-K, effective August 31, 2022, the Company entered into an Asset Purchase Agreement with Multiband Global Resources, LLC, now known as HSB Holdings LLC (“MBGR”), pursuant to which the Company acquired substantially all of the MBGR’s assets (the “Asset Purchase Agreement”).

Pursuant to the Asset Purchase Agreement, in connection with the closing of the transaction, MBGR was obligated to, but did not, pay to the Company One Million Dollars ($1,000,000.00) in cash and the Company was obligated to, but did not, issue One Million (1,000,000) shares of Series A Preferred Stock of the Company to MBGR or its designee.

On November 16, 2022, the Company entered into an Amendment to the Asset Purchase Agreement (the “Amendment”) with MGBR pursuant to which, among other things, the Company and MGBR amended the consideration payable under the Asset Purchase Agreement as follows: (i) the Company and MGBR waived MGBR’s obligation to pay to the Company One Million Dollars ($1,000,000.00) in cash and the Company’s obligation to issue to MGBR or its designee the One Million (1,000,000) shares of Series A Preferred Stock of the Company; and (ii) in lieu thereof the Company will pay to MBGR or its designee $100 for the assets of MBGR acquired by the Company.

Only the amended disclosure is included below. No other changes have been made to the Initial Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

Item 1.01 of the Initial 8-K to amended and restated as follows

The information set forth in Item 2.01 of this Current Report on Form 8-K (this “Form 8-K”) is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 2.01 of the Initial 8-K is hereby amended to add the following

Pursuant to the Asset Purchase Agreement, in connection with the closing of the transaction, MBGR was obligated to, but did not, pay to the Company One Million Dollars ($1,000,000.00) in cash and the Company was obligated to, but did not, issue One Million (1,000,000) shares of Series A Preferred Stock of the Company to MBGR or its designee.

On November 16, 2022, the Company entered into the Amendment with MGBR pursuant to which, among other things, the Company and MGBR amended the consideration payable under the Asset Purchase as follows: (i) the Company and MGBR waived MGBR’s obligation to pay to the Company One Million Dollars ($1,000,000.00) in cash and the Company’s obligation to issue to MGBR or its designee the One Million (1,000,000) shares of Series A Preferred Stock of the Company; and (ii) in lieu thereof the Company will pay to MBGR or its designee $100 for the assets of MBGR acquired by the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on November 16, 2022, and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of the Initial Form 8-K is hereby amended to reflect the applicable information included in Item 2.01 above. No shares of Series A Preferred Stock were issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2022	American Metals Recovery and Recycling Inc.

	By:	/s/ James Frinzi
	Name:	James Frinzi
	Title:	Chief Executive Officer